EXHIBIT 10.1

                          Form of Shareholders' Letter
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                                  June 22, 1999

PBOC Holdings, Inc.
5900 Wilshire Boulevard,
16th Floor
Los Angeles, CA 90036-5013

Gentlemen:

      The undersigned director and/or executive officer of The Bank of Hollywood (the "BOH") understands that PBOC Holdings, Inc. ("PBOC") is about to enter into an Agreement and Plan of Merger (the "Agreement") with BOH. The Agreement provides for the merger of BOH with and into People's Bank of California, a wholly-owned subsidiary of PBOC (the "Merger") and the conversion of outstanding shares of Common Stock of BOH into cash in accordance with the terms therein set forth.

      In order to induce PBOC to enter into the Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the meeting of BOH's shareholders contemplated by Section 5.2 of the Agreement and any adjournment thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of BOH Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of BOH Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of BOH Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

      The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of BOH Common Stock set forth opposite his name on Schedule I hereto.

      The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

            (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in
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      favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving BOH which would have the effect of any person, other than PBOC or an affiliate of PBOC, acquiring control over BOH or any substantial portion of the assets of BOH. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

            (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than PBOC or an affiliate of PBOC, (ii) to any person known by the undersigned to be seeking to obtain control of BOH or any substantial portion of the assets of BOH or to any other person, other than PBOC or an affiliate of PBOC, under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

      It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of BOH. It is further understood and agreed that this agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any Shares as of the date hereof.

      Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

                                                         Very truly yours


                                                         Name

Accepted and Agreed to:
PBOC HOLDINGS, INC.


By: ____________________________________________
    Name:  Rudolph P. Guenzel
    Title: President and Chief Executive Officer
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                                                                      Schedule I

                                     Number of Shares Beneficially Owned
Name of Shareholder                        of BOH Common Stock (1)
------------------------------------------------------------------------
John R. Discola                                    23,440
Donald D. Farquhar                                 38,364
T. Russell Fields, Jr.                             56,403
William F. Hertz, II                                  464
James B. Irsfeld, Jr.                              38,385
Terry C. Jorgensen                                 51,446
James N. Kenealy, Jr.                              37,517
Henry K. Nadler                                     1,023
W. Wayne Nix                                       43,304
Steven G. Ullman                                  116,271
Larry Stamper                                         500

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      (1) Does not include options to purchase shares of BOH Common Stock.